                                                                    EXHIBIT 99.1


AREA
BANCSHARES
CORPORATION

                                  MEDIA RELEASE

FOR IMMEDIATE RELEASE
     January 23, 2002

          AREA BANCSHARES CORPORATION REPORTS RECORD FOURTH QUARTER AND
                         ANNUAL CORE OPERATING EARNINGS

         Owensboro, Kentucky - January 23, 2002 - AREA Bancshares Corporation (NASDAQ:AREA) (www.areabancshares.com), Kentucky's largest bank holding company, reported for the year 2001 record annual and fourth quarter core operating earnings, net income less non-core items (securities gains and infrequent items). It was the second straight record year posted by the company.

         Core operating earnings for 2001 were $34.12 million compared to $30.57 million for 2000, an increase of $3.55 million, or 11.6%. Annual 2001 core diluted earnings per share were $1.41, an increase of $0.17, or 13.7%, over the $1.24 earned in 2000. The fourth quarter core earnings were $9.63 million, or $0.40 per diluted share, compared to $7.95 million, or $0.33 per diluted share, in 2000. These fourth quarter amounts reflect increases of $1.68 million, or 21.1%, and $0.07, or 21.2%, respectively over the fourth quarter of 2000.

         Cash-based core operating earnings, core operating earnings adjusted for amortization of intangibles, for the current year, which were at a record level, totaled $39.80 million, or $1.64 per diluted share, compared to $36.03 million and $1.46 per diluted share for 2000. These reflect an increase of $3.77 million, or 10.5%, over 2000 while the cash-based diluted earnings per share, also at a record level grew $0.18, or 12.3%. Cash-based core operating earnings for the fourth quarter of 2001 totaled $11.05 million, or $0.46 per diluted share, compared to $9.31 million, or $0.38 per diluted share for the fourth quarter of 2000. The increases were $1.74 million, or 18.7%, and $0.08, or 21.1%, respectively.

         Net income in 2001 included after-tax non-core items of $571 thousand, or $0.02 per diluted share. The main non-core item for 2001 was an after-tax gain of $732 thousand, or $0.03 per diluted share, on the sale of loan servicing. During 2000, AREA recorded after-tax net non-core items of $7.16 million or $0.29 per diluted share. For 2000, the most significant non-core items were after-tax security gains of $8.81 million and after-tax consolidation charges of $1.49 million.

         "Obviously, we are pleased to announce these results for both the fourth quarter and full year of 2001," said John A. Ray, Executive Vice President and Chief Operating Officer. "These record core earnings were driven by strong core revenue growth, an improved net interest margin and good credit quality."

         During the quarter, on November 8, 2001, BB&T Corporation (NYSE: BBT) of Winston-Salem, N.C., announced the acquisition of AREA in a $450.6 million stock swap. The exchange will be fixed at 0.55 of a share of BB&T Corporation stock for each AREA share. The transaction is expected to close in the first six months of 2002 subject to approval by AREA shareholders.

         "With AREA joining one of the elite banking organizations in the country," Ray said, "our tradition of outstanding customer service will only be enhanced. BB&T shares our commitment to customers and also believes that local bankers can best serve their customers."


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         AREA operates throughout Kentucky in 31 cities with 71 banking centers and 97 automatic teller machines. Through its subsidiaries, AREA offers a broad range of Bank-related services, including trust and brokerage services.

         Net income during the fourth quarter of 2001 was $9.60 million, an increase of $1.85 million, or 23.9%, from $7.75 million earned in the fourth quarter of 2000. Diluted earnings per share increased $0.08, or 25.0%, to $0.40 from $0.32 earned in the fourth of 2000. Net income during 2001 was $34.69 million compared to $37.73 million earned during 2000. Net income for the current year was $3.04 million, or 8.1%, below the year of 2000. On a diluted share basis, net income for 2001 declined $0.10, or 6.5%, to $1.43 from $1.53 in 2000. The decrease in net income was largely the result of a reduction in after-tax gains on the sales of securities which totaled $8.81 million, or $0.36 per diluted share.

         Net income in the fourth quarter of 2001 included after-tax non-core items of $33 thousand. The fourth quarter of 2000 had after-tax security losses of $193 thousand.

         NET INTEREST INCOME

         Net interest income, on a tax equivalent basis, was $30.86 million during the current quarter, compared to $28.76 million during the fourth quarter of 2000. The increase was $2.1 million, or 7.3%. Average earning assets for the current quarter increased over the fourth quarter of 2000 by $237.40 million, or 9.4%, primarily driven by increases in the investment portfolio as a result of the $200 million leveraging transaction entered into during July 2001. Net interest margin during the fourth quarter of 2001 was 4.45%, compared to 4.55% during the same period in 2000. The decrease of 10 basis points (a basis point is equal to one hundredth of a percent) in the margin during the current quarter compared to the same period in 2000 was primarily the result of a compression of the spread caused by falling rates and the expected lower spread from the leveraging transaction.

         For the year, tax equivalent net interest income was $119.08 million, an increase of $7.36 million, or 6.6% from 2000, which totaled $111.72 million. This increase is largely the result of an increase in the margin and growth in earning assets. Earning assets averaged $2.62 billion during 2001 compared to $2.50 billion in 2000. The growth in earning assets was primarily the result of an increase in the investment portfolio as a result of the $200 million leveraging transaction. The net interest margin during 2001 totaled 4.54%, compared to 4.46% during 2000.

         PROVISION FOR LOAN LOSSES AND NONPERFORMING ASSETS

         The provision for loan losses in the fourth quarter was $900 thousand compared to $1.30 million in the same period of 2000 and $3.60 million for the full year of 2001 compared to $2.52 million during 2000. The increase in the provision for loan losses during the current year compared to 2000 was due mainly to growth in the loan portfolio, an increase in nonperforming loans and a related increase in net charge-offs. Net charge-offs in the fourth quarter of 2001 were $1.26 million compared to $1.38 million in the same period of 2000 and $4.94 million in 2001 compared to $2.27 million in 2000. Net charge-offs as a percent of average loans declined to 0.26% (annualized) in the fourth quarter of 2001 compared to 0.28% (annualized) in the final quarter of 2000 and totaled 0.25% during 2001 versus 0.12% during 2000. The ratio of charge-offs to average loans for the year 2001 was significantly impacted by charge-offs involving two unrelated borrowers, in different markets and in different types of businesses. Without these two charge-offs the ratio continues to be in line with AREA's historic performance of being below the industry average.

         At December 31, 2001, nonperforming assets (which includes nonaccrual loans, loans past due 90 days or more and still accruing, and OREO) totaled $9.66 million compared to $7.76 million on December 31, 2000. Nonperforming assets, as a percentage of period-end assets, were 0.32% at December 31, 2001, compared to 0.28% at December 31, 2000. The increase in nonperforming assets from December 31, 2000, was largely related to one loan with a total balance of $3.67 million collateralized by real estate with an appraised value of $4.00 million.


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         NONINTEREST INCOME

         Noninterest income totaled $8.92 million during the three-month period ended December 31, 2001. This amount represents an increase of $1.62 million, or 22.2% when compared to the fourth quarter of 2000 which totaled $7.30 million. Excluding infrequently occurring items, noninterest income increased $1.1 million, or 14.4%, from $7.62 million in the fourth quarter of 2000. Compared to the fourth quarter of 2000, commissions and fees on fiduciary activities improved $15 thousand, or 1.0%, to $1.54 million; service charges on deposits plus commissions and fees grew $325 thousand, or 6.2%, to $5.56 million due largely to an increase in service charges on deposits which was the result of the alignment and redesign of products and features following the consolidation of charters in late 2000; and gains on the sales of loans increased $64 thousand, or 11.7%, to $609 thousand from $545 thousand as a result of a more active refinancing market caused by declining interest rates and the acquisition in July 2001 of Associates Mortgage.

         Noninterest income, before infrequently occurring items, was $32.01 million in the year 2001 compared to $29.67 million in 2000, an increase of $2.34 million, or 7.9%, over 2000. Significant growth occurred in commissions and fees on fiduciary activities, service charges on deposits plus commissions and fees, and gains on the sales of loans.

         NONINTEREST EXPENSE

         Noninterest expense totaled $23.64 million during the current quarter compared to $22.26 million in the fourth quarter of 2000. The increase was $1.38 million, or 6.2%. Salaries and benefits increased $854 thousand, or 8.7%, to $10.70 million primarily as a result of normal salary increases and positions added as a result of the acquisition of Associates Mortgage; occupancy and equipment expenses declined $475 thousand, or 12.6%, primarily as a result of a decrease in depreciation expense caused by various equipment becoming fully depreciated; data processing expenses increased $169 thousand, or 15.7%, to $1.25 million largely as a result of an increase in credit card processing fees; and other noninterest expenses grew $827 thousand, or 10.9% to $8.40 million as a result of increases in marketing, insurance, and state taxes.

         In 2001, noninterest expense, before infrequently occurring items, increased $3.61 million, or 4.0%, to $93.23 million from $89.62 million in 2000. Increases in salaries and benefits, occupancy and equipment expenses, marketing and customer relations, and insurance and taxes were partially offset by decreases in data processing and professional fees.

         INCOME TAXES

         Income tax expense was $4.06 million in the fourth quarter compared to $3.54 million in the same quarter of 2000. The effective tax rate was 29.7% in the fourth quarter compared to 31.3% in the fourth quarter of 2000. For the year 2001, the effective tax rate was 30.25% compared to 33.7% in 2000. The decrease in the effective income tax rate during 2001 compared to 2000 was primarily attributable to a decrease in state income taxes on security gains.

         GOODWILL AND AMORTIZATION OF GOODWILL

         In July 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 requires that goodwill and intangible assets with indefinite lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 will be effective January 1, 2002. As of December 31, 2001, AREA had recorded $49.33 million of goodwill as a result of accounting for some of its prior acquisitions using the purchase method of accounting and $7.87 million of other unamortized intangible assets. After-tax amortization of goodwill for 2001 was $4.03 million or $0.17 per diluted share. On a quarterly basis beginning in the first quarter of 2002, management currently expects the reduction in after-tax goodwill amortization to be approximately $1.01 million or $0.04 per diluted share.


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         BALANCE SHEET ANALYSIS

         Assets totaled $2.99 billion on December 31, 2001 compared to $2.77 billion on December 31, 2000. The increase from December 31, 2000 was largely the result of an increase in investments added as a result of a leveraging transaction entered into on July 18, 2001. The leveraging transaction was entered into for the purpose of enhancing earnings through better utilization of current capital levels. The leveraging was achieved by borrowing approximately $200 million from the Federal Home Loan Bank and investing the funds primarily in fixed-rate mortgage-backed securities issued by government sponsored enterprises.

         LOANS

         Loans increased $34.67 million, or 1.8%, to $1.97 billion from December 31, 2000 to December 31, 2001. Year-over-year loan growth was impacted by several large commercial loan pay-offs, the reduction of consumer loans caused primarily by the decision to terminate state-wide indirect lending in 2000 and the impact of heavy refinancing of real estate loans.

         DEPOSITS

         As of December 31, 2001, deposits totaled $2.14 billion compared to $2.15 billion on December 31, 2000. Since December 31, 2000, noninterest-bearing demand accounts and savings accounts have decreased as customers moved balances to interest-bearing demand accounts.

         SHAREHOLDERS' EQUITY

         Total shareholders' equity was $312.27 million on December 31, 2001, compared to $286.64 million on December 31, 2000. This increase was the result of strong earnings, partially offset by dividend payments and share buybacks. The ratio of shareholders' equity-to-assets was 10.45% at December 31, 2001, compared to 10.35% on December 31, 2000. During 2001, AREA repurchased 420,000 shares of its common stock at an average price of $17.01.

         STATEMENT REGARDING FORWARD LOOKING INFORMATION

         This release contains forward-looking statements including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting AREA's operations, markets and products. Without limiting the foregoing, the words "believes," "anticipates," "intends," "expects" or similar expressions are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those projected for many reasons, including, without limitation, changing events and trends that have influenced AREA's assumptions, but that are beyond AREA's control. Additional information and other factors that could affect future financial results are included in AREA's filings with the Securities and Exchange Commission.


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The following statistical summary is provided as supplemental information:

                                                                                QUARTER ENDED
                                                    ---------------------------------------------------------------------
(Amounts in thousands except                          DEC. 31      SEPT. 30        JUNE 30      MARCH 31          DEC. 31
 per share data and percentages)                       2001          2001           2001          2001             2000
(Unaudited)
                  HIGHLIGHTS
INCOME STATEMENTS
Income before cumulative effect of change in
  accounting principle                              $    9,599    $    9,462     $    8,141    $    7,256     $    7,754
Cumulative effect of change in accounting
  principle, net of taxes                                   --            --             --           230             --
Net income                                               9,599         9,462          8,141         7,486          7,754
  Non-core items, net of taxes (details below)              33          (604)             3            (3)           193

Core operating earnings                                  9,632         8,858          8,144         7,483          7,947
  Goodwill amortization, net of taxes                    1,008         1,008          1,009         1,009            966
  Other intangible amortization, net of taxes              413           413            413           413            399
Cash-based core operating earnings                      11,053        10,279          9,566         8,905          9,312

PER COMMON SHARE DATA
Diluted-income before cumulative effect of
  change in accounting principle                          0.40          0.39           0.33          0.30           0.32
       -cumulative effect of change in
        accounting principle, net of taxes                  --            --             --          0.01             --
Diluted-net income                                        0.40          0.39           0.33          0.31           0.32
Diluted-core operating earnings                           0.40          0.36           0.33          0.31           0.33
Diluted-cash-based core operating earnings                0.46          0.42           0.39          0.37           0.38

Cash dividends                                           0.055         0.045          0.045         0.045          0.045
Book value                                               13.05         12.85          12.42         12.17          11.79
Stock price at period-end                                19.47         17.00          16.50         15.94          16.50

BALANCE SHEET AT PERIOD-END
Loans                                                1,970,619     1,957,142      1,929,370     1,915,343      1,935,946
Total assets                                         2,988,746     2,945,953      2,713,639     2,734,585      2,768,470
Deposits                                             2,141,519     2,090,672      2,102,143     2,169,637      2,149,349
Shareholders' equity                                   312,274       307,198        302,071       295,842        286,639

FINANCIAL RATIOS(1)
Return on average assets:
  Net income                                              1.29%         1.31%          1.20%         1.11%          1.13%
  Core operating earnings                                 1.30%         1.22%          1.20%         1.11%          1.16%
  Cash-based core operating earnings                      1.52%         1.45%          1.44%         1.35%          1.39%
Return on average equity:
  Net income                                             12.29%        12.28%         10.93%        10.47%         11.06%
  Core operating earnings                                12.33%        11.49%         10.93%        10.47%         11.34%
  Cash-based core operating earnings                     17.41%        16.58%         16.15%        15.91%         17.33%
Net interest margin                                       4.45%         4.51%          4.64%         4.58%          4.55%
Annualized net charge-offs/average loans                  0.26%         0.36%          0.12%         0.29%          0.28%

                                                             YEAR ENDED
                                                      ------------------------
                                                      DEC. 31        DEC. 31
                                                       2001            2000
Income before cumulative effect of change in
  accounting principle                              $   34,458     $   37,733
Cumulative effect of change in accounting
  principle, net of taxes                                  230             --
Net income                                              34,688         37,733
  Non-core items, net of taxes (details below)            (571)         7,162

Core operating earnings                                 34,117         30,571
  Goodwill amortization, net of taxes                    4,034          3,922
  Other intangible amortization, net of taxes            1,652          1,536
Cash-based core operating earnings                      39,803         36,029

PER COMMON SHARE DATA
Diluted-income before cumulative effect of
  change in accounting principle                          1.42           1.53
       -cumulative effect of change in
        accounting principle, net of taxes                0.01             --
Diluted-net income                                        1.43           1.53
Diluted-core operating earnings                           1.41           1.24
Diluted-cash-based core operating earnings                1.64           1.46

Cash dividends                                            0.19          0.162
Book value                                               13.05          11.79
Stock price at period-end                                19.47          16.50

BALANCE SHEET AT PERIOD-END
Loans                                                1,970,619      1,935,946
Total assets                                         2,988,746      2,768,470
Deposits                                             2,141,519      2,149,349
Shareholders' equity                                   312,274        286,639

FINANCIAL RATIOS(1)
Return on average assets:
  Net income                                              1.23%          1.39%
  Core operating earnings                                 1.21%          1.13%
  Cash-based core operating earnings                      1.44%          1.36%
Return on average equity:
  Net income                                             11.52%         13.67%
  Core operating earnings                                11.33%         11.08%
  Cash-based core operating earnings                     16.54%         16.76%
Net interest margin                                       4.54%          4.46%
Annualized net charge-offs/average loans                  0.25%          0.12%

(1) Annualized percentages


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
                                                                              QUARTER ENDED
                                                  ---------------------------------------------------------------------
(Amounts in thousands except                        DEC. 31      SEPT. 30        JUNE 30      MARCH 31          DEC. 31
 per share data and percentages)                     2001          2001           2001          2001             2000
(Unaudited)
FINANCIAL STATISTICAL SUMMARY

Income Statement
Interest income                                    $ 48,283       $ 50,639       $ 50,607       $ 52,413       $ 54,326
Tax equivalent adjustment                             1,574          1,499          1,364          1,319          1,203
Interest expense                                     18,999         21,682         22,680         25,255         26,769
Net interest income (tax equivalent)                 30,858         30,456         29,291         28,477         28,760

Provision for loan losses                               900            900            900            900            900

Noninterest income:
   Commissions & fees-fiduciary activities            1,539          1,565          1,540          1,582          1,524
   Service charges, commissions & fees                5,561          5,606          5,618          5,277          5,236
   Securities gains (losses), net                        --              3             (4)             4           (325)
   Other noninterest income                           1,817          1,960            520            563            860
Total noninterest income                              8,917          9,134          7,674          7,426          7,295

Noninterest expenses:
   Salaries and employee benefits                    10,697         11,035          9,980         10,501          9,843
   Occupancy and equipment expenses                   3,298          3,415          3,529          3,495          3,773
   Data processing expenses                           1,247          1,100          1,071          1,106          1,078
   Other noninterest expenses                         8,396          8,002          8,430          8,173          7,569
Total noninterest expenses                           23,638         23,552         23,010         23,275         22,263

Income before income taxes and cumulative
    effect of change in accounting principle         15,237         15,138         13,055         11,728         12,493
Income tax expense                                    4,064          4,177          3,550          3,153          3,536
Tax equivalent adjustment                             1,574          1,499          1,364          1,319          1,203
Income before cumulative effect of change
    in accounting principle                           9,599          9,462          8,141          7,256          7,754
Cumulative effect of change in accounting
    principle, net of taxes                              --             --             --            230             --
Net income                                            9,599          9,462          8,141          7,486          7,754

Net interest margin-tax equivalent(1)                  4.45%          4.51%          4.64%          4.58%          4.55%
Efficiency ratio                                      59.43%         59.49%         62.25%         64.83%         61.75%
Efficiency ratio-core                                 59.42%         60.94%         62.25%         64.83%         61.20%

NON-CORE ITEMS DETAIL
Effect on net income, add (deduct) net of tax:
   Security transactions                                 --             (2)             3             (3)           193
   Gain on sale of loan servicing                      (130)          (602)            --             --             --
   Gain on sale of fixed assets                          --             --             --             --             --
   Consolidation costs                                   --             --             --             --             --
   Merger/acquisition-related expense                   163             --             --             --             --
Total net income effect of non-core items                33           (604)             3             (3)           193

                                                           YEAR ENDED
                                                   -------------------------
                                                     DEC. 31        DEC. 31
                                                      2001            2000
Interest income                                    $ 201,942       $ 206,087
Tax equivalent adjustment                              5,756           5,126
Interest expense                                      88,616          99,494
Net interest income (tax equivalent)                  11,982         111,791

Provision for loan losses                              3,600           2,523

Noninterest income:
   Commissions & fees-fiduciary activities             6,226           5,898
   Service charges, commissions & fees                22,062          20,663
   Securities gains (losses), net                          3          15,279
   Other noninterest income                            4,860           3,254
Total noninterest income                              33,151          45,094

Noninterest expenses:
   Salaries and employee benefits                     42,213          40,469
   Occupancy and equipment expenses                   13,737          13,530
   Data processing expenses                            4,524           5,915
   Other noninterest expenses                         33,001          32,377
Total noninterest expenses                            93,475          92,291

Income before income taxes and cumulative
    effect of change in accounting principle          55,158          61,999
Income tax expense                                    14,944          19,140
Tax equivalent adjustment                              5,756           5,126
Income before cumulative effect of change
    in accounting principle                           34,458          37,733
Cumulative effect of change in accounting
    principle, net of taxes                              230              --
Net income                                            34,688          37,733

Net interest margin-tax equivalent(1)                   4.54%           4.46%
Efficiency ratio                                       61.40%          58.85%
Efficiency ratio-core                                  61.70%          63.38%

NON-CORE ITEMS DETAIL
Effect on net income, add (deduct) net of tax:
   Security transactions                                  (2)         (8,808)
   Gain on sale of loan servicing                       (732)             --
   Gain on sale of fixed assets                           --             (93)
   Consolidation costs                                    --           1,491
   Merger/acquisition-related expense                    163             248
Total net income effect of non-core items               (571)         (7,162)

(1) Annualized


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
                                                                      QUARTER ENDED
                                       ---------------------------------------------------------------------------
(Amounts in thousands except              DEC. 31       SEPT. 30         JUNE 30        MARCH 31           DEC. 31
 per share data and percentages)           2001           2001            2001             2001             2000
(Unaudited)
BALANCE SHEET AT PERIOD-END
Securities                              $  733,082      $  744,849      $  535,233      $  541,107      $  549,845
Loans                                    1,970,619       1,957,142         192,937       1,915,343       1,935,946
Allowance for loan losses                   26,294          26,591          27,435          27,165          27,630
Intangibles                                 57,195          58,970          60,395          62,170          63,945

Noninterest-bearing deposits               315,582         300,526         294,510         299,929         332,588
Interest-bearing deposits                1,825,937       1,790,146       1,807,633       1,869,708       1,816,761
Borrowings                                 505,607         517,585         282,965         242,431         301,579

Equity-to-assets                             10.45%          10.43%          11.13%          10.82%          10.35%
Shares outstanding                          23,921          23,906          24,312          24,319          24,318

AVERAGE BALANCE SHEET
Gross loans                              1,956,038       1,929,600       1,938,744       1,915,337       1,936,330
Earning assets                           2,754,228       2,681,140       2,531,489       2,519,787       2,516,824
Total assets                             2,941,574       2,870,647       2,725,143       2,731,059       2,735,846
Noninterest-bearing deposits               304,543         292,970         293,956         291,643         299,227
Interest-bearing deposits                1,820,164       1,807,310       1,856,186       1,862,237       1,801,949
Borrowings                                 477,091         437,309         250,281         258,503         329,499
Shareholders' equity                       309,907         305,730         298,843         289,973         278,827

Diluted shares outstanding                  24,002          24,308          24,372          24,383          24,385

ASSET QUALITY
   At period-end:
Nonaccrual loans                             7,046           5,783           2,057           1,902           4,036
Past due 90 days and still accruing          1,623           3,732           3,624           4,772           1,755
OREO                                           988           1,017           1,212             816           1,966
Total nonperforming assets (NPA)             9,657          10,532           8,893           7,490           7,757
Nonperforming assets/assets                   0.32%           0.36%           0.25%           0.27%           0.28%

Allowance coverage of NPA                    272.3%          252.5%          398.0%          362.7%          356.2%
Allowance for loan losses/loans               1.33%           1.36%           1.42%           1.42%           1.43%

   For the period:
Gross charge-offs                            1,708           2,258           1,006           1,715           1,807
Recoveries                                     453             514             434             350             432
Net charge-offs                              1,255           1,744             572           1,365           1,375
Net charge-offs/average loans(1)              0.26%           0.36%           0.12%           0.29%           0.28%

                                                YEAR ENDED
                                        --------------------------
                                          DEC. 31        DEC. 31
                                           2001            2000
Securities                              $  733,082      $  549,845
Loans                                    1,970,619       1,935,946
Allowance for loan losses                   26,294          27,630
Intangibles                                 57,195          63,945

Noninterest-bearing deposits               315,582         332,588
Interest-bearing deposits                1,825,937       1,816,761
Borrowings                                 505,607         301,579

Equity-to-assets                             10.45%          10.35%
Shares outstanding                          23,921          24,318

AVERAGE BALANCE SHEET
Gross loans                              1,931,414       1,908,080
Earning assets                           2,622,465       2,504,748
Total assets                             2,817,523       2,709,825
Noninterest-bearing deposits               295,806         301,270
Interest-bearing deposits                1,836,287       1,762,681
Borrowings                                 356,619         343,370
Shareholders' equity                       301,171         276,034

Diluted shares outstanding                  24,264          24,640

ASSET QUALITY
   At period-end:
Nonaccrual loans                             7,046           4,036
Past due 90 days and still accruing          1,623           1,755
OREO                                           988           1,966
Total nonperforming assets (NPA)             9,657           7,757
Nonperforming assets/assets                   0.32%           0.28%

Allowance coverage of NPA                    272.3%          356.2%
Allowance for loan losses/loans               1.33%           1.43%

   For the period:
Gross charge-offs                            6,687           3,630
Recoveries                                   1,751           1,359
Net charge-offs                              4,936           2,271
Net charge-offs/average loans(1)              0.25%           0.12%

(1) Annualized

CONTACT: JOHN A. RAY, EXECUTIVE VICE PRESIDENT & CHIEF OPERATING OFFICER AT
(270) 688-7753.


                                      (END)
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